UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2010

Wonder Auto Technology, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2010, Wonder Auto Technology, Inc.’s (the “Company”) wholly-owned subsidiary Wonder Auto Limited (“Wonder BVI”) entered into an equity transfer agreement (the “Wonder BVI Agreement”) with Novophalt (China) Limited, a British Virgin Islands corporation (“Novophalt”). On the same date, the Company’s wholly-owned subsidiary Yearcity Limited (“Yearcity”) entered into a separate equity transfer agreement (“Yearcity Agreement,” together with the Wonder BVI Agreement, the “Agreements”) with Wonder Employee Capital Limited (“WECL”), a British Virgin Islands corporation.

Under the Wonder BVI Agreement, Wonder BVI will purchase from Novophalt its ownership of 20.90% of Applaud Group Limited (“Applaud”) for a total consideration of HK $62,915,086, which will be paid by Wonder BVI before February 15, 2010 in U.S. dollars based on the exchange rate published by the People’s Bank of China on the payment date. Novophalt has no assets other than its ownership of 20.90% of Applaud.

Under the Yearcity Agreement, Yearcity will purchase from WECL its ownership of 17.46% of Applaud for a total consideration of HK $52,534,671.80, which will be paid by Yearcity before February 15, 2010 in U.S. dollars based on the exchange rate published by the People’s Bank of China on the payment date. WECL has no assets other than its ownership of 17.46% of Applaud. Mr. Qingjie Zhao, the Company’s chief executive officer and director, is the sole director and owner of WECL.

Applaud is a British Virgin Islands corporation that has no assets other than its ownership of 52.2% of equity interest in Jinheng Automotive Safety Technology Holdings Limited (“Jinheng Holdings”).  As a result of the acquisition of an aggregate of 38.36% of Applaud, the Company will become the largest shareholder of Applaud and, thereby, owner of 20.02% of Jinheng Holdings. Jinheng Holdings is a high-tech automotive parts supplier that is primarily engaged in developing, manufacturing and selling components of automotive passive safety restraint systems (airbag and seatbelt), automotive engine electronic injection management systems (EMS), and components of diesel engines. Jinheng Holdings is listed on the Hong Kong Stock Exchange.

The Yearcity Agreement was identified and acknowledged by the Company’s Board of Directors (the “Board”) from the outset as related party transactions. On January 15, 2010, the Audit Committee of the Board approved the related-party transactions and recommended approval of the Agreements to the Board. The Board approved the Agreements on January 15, 2010, with Mr. Zhao abstaining.

The description of the Wonder BVI Agreement and the Yearcity Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Wonder BVI Agreement and the Yearcity Agreement, English summaries of which are attached hereto as exhibits 10.1 and 10.2 and are hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (d)         Exhibits.

Number	Description

10.1	English Summary of Equity Transfer Agreement, dated January 18, 2010, by and among Wonder Auto Limited and Novophalt (China) Limited.

10.2	English Summary of Equity Transfer Agreement, dated January 18, 2010, by and among Yearcity Limited and Wonder Employee Capital Limited.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: January 20, 2010

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	English Summary of Equity Transfer Agreement, dated January 18, 2010, by and among Wonder Auto Limited and Novophalt (China) Limited.

10.2	English Summary of Equity Transfer Agreement, dated January 18, 2010, by and among Yearcity Limited and Wonder Employee Capital Limited.